UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 18, 2024, EQT Corporation’s (“EQT”) Board of Directors approved a two-year extension to EQT’s existing share repurchase program (the “Share Repurchase Program”), which program was originally announced on December 13, 2021. As a result of such extension, the Share Repurchase Program will expire on December 31, 2026. The Share Repurchase Program was previously scheduled to expire on December 31, 2024. The other terms of the Share Repurchase Program remain unchanged, and as of December 18, 2024, the approximate dollar value of shares that may yet be purchased under the Share Repurchase Program is $1.4 billion. Repurchases under the Share Repurchase Program may be made, from time to time, in amounts and at prices EQT deems appropriate and will be subject to a variety of factors, including the market price of EQT’s common stock, general market and economic conditions, applicable legal requirements and other considerations. The Share Repurchase Program may be suspended, modified or discontinued at any time without prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: December 18, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer